As filed with the Securities and Exchange Commission on October 24, 2023.

Registration No. 333-275051

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	7389	88-3599336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

90 Aviation Lane

Belgrade, MT 59714

(406) 813-0079

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James Muchmore

Chief Legal Officer

90 Aviation Lane

Belgrade, MT 59714

(406) 813-0079

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael P. Heinz	David S. Bakst
Sidley Austin LLP	John R. Ablan
787 Seventh Avenue	Mayer Brown LLP
New York, NY 10019	1221 Avenue of the Americas
(212) 839-5444	New York, NY 10020 (212) 506-2551

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-1 (Commission File No. 333-275051) originally filed by Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “SEC”) on October 17, 2023, as amended by Amendment No. 1 to Form S-1 filed with the SEC on October 23, 2023 (collectively, the “Registration Statement”), registering for sale shares of common stock of the Registrant with a proposed maximum aggregate offering price of $69,000,000. The Registration Statement was declared effective by the SEC on October 23, 2023.

The offering pursuant to the Registration Statement has been terminated. The Registrant hereby removes and withdraws from registration any and all securities of the Registrant registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of the Registration Statement. As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Belgrade, Montana, on the 24th day of October, 2023.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

By:	/s/ Timothy Sheehy
Name: Timothy Sheehy
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.